UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2012

GASCO ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-32369	98-0204105
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Inverness Drive East, Suite 100, Englewood, Colorado (Address of principal executive offices)	80112 (Zip Code)

Registrant’s telephone number, including area code (303) 483-0044

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 — Submission of Matters to a Vote of Security Holders.

On June 6, 2012, Gasco Energy, Inc. (the “Company”) held its 2012 Annual Meeting of Stockholders (the “Annual Meeting”). A summary of the matters voted upon by the Company’s stockholders and the final voting results for each such matter are set forth below.

PROPOSAL ONE: ELECTION OF DIRECTORS

The Company’s stockholders voted to elect the following persons as directors to serve for terms of one year until the next annual meeting and until their successors have been elected and qualified. The voting results were as follows:

Name	Votes For	Votes Withheld	Non-Votes
Richard J. Burgess	31,460,763	1,927,140	112,262,779
Charles B. Crowell	31,818,010	1,569,893	112,262,779
W. King Grant	31,682,439	1,705,464	112,262,779
Richard S. Langdon	31,882,517	1,505,386	112,262,779
John A. Schmit	31,895,288	1,492,615	112,262,779
Steven D. (Dean) Furbush	31,485,160	1,902,743	112,262,779

PROPOSAL TWO: NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

The Company’s stockholders voted to approve, on a non-binding advisory basis, the compensation of the Company’s Named Executive Officers. The non-binding voting results were as follows:

Votes For	Votes Against	Abstain	Non-Votes
26,015,868	6,673,860	698,175	112,262,779

PROPOSAL THREE: RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2012

The Company’s stockholders voted to ratify the appointment of KPMG LLP as the Company’s independent auditors for the year ending December 31, 2012. The voting results were as follows:

Votes For	Votes Against	Abstain	Non-Votes
133,634,325	9,937,240	2,079,117	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Gasco Energy, Inc.

June 8, 2012	By:	/s/ W. King Grant
	Name:	W. King Grant
	Title:	President and Chief Executive Officer